                                                               EXHIBIT 4(e)








                           THE POTOMAC EDISON COMPANY

                                       TO

                                 CHEMICAL BANK,
                                     Trustee

                                       AND

                                THOMAS J. FOLEY,
                               Individual Trustee





                             Supplemental Indenture

                       Dated as of







                              First Mortgage Bonds,
                                  % Series Due

     SUPPLEMENTAL INDENTURE, dated as of                              , 19   ,
between The Potomac Edison Company, a corporation organized and existing under the laws of the State of Maryland and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and Chemical Bank (successor by merger to Chemical Bank New York Trust Company, formerly Chemical Bank & Trust Company), a corporation organized and existing under the laws of the State of New York, as trustee under the Indenture dated as of October 1, 1944, hereinafter mentioned (hereinafter called the "Trustee"), party of the second part, and Thomas J. Foley, having an address at 94 South Fourth Street, Bethpage, New York 11714, as individual trustee under the aforesaid Indenture (hereinafter called the "Individual Trustee"), party of the third part (said Trustee and Individual Trustee being hereinafter sometimes collectively called the "Trustees");

     The Company has heretofore executed and delivered to the Trustee its Indenture (hereinafter sometimes called the "Original Indenture"), dated as of October 1, 1944, and has entered into Supplemental Indentures supplemental to
the Original Indenture numbered First through                          .

     The amendments to the Original Indenture contained in Paragraph (B) of
Section 1 of Part V of the Fifteenth Supplemental Indenture have become effective.

     The Company, pursuant to Section 1 of Article II of the Original Indenture, as heretofore supplemented, has redesignated the Bonds outstanding thereunder as "First Mortgage Bonds".

     First Mortgage Bonds are presently outstanding under the Original Indenture, as heretofore supplemented, as follows:

                                                                 Principal
              Series                                                Amount

5 7/8% Series Due 2000 (the "2000 Series"). . . . . . . . . . .$75,000,000
7 3/4% Series Due 2023 (the "2023 Series"). . . . . . . . . . . 45,000,000
    8% Series Due 2024 (the "2024 Series"). . . . . . . . . . . 75,000,000
7 5/8% Series Due 2025 (the "2025 Series"). . . . . . . . . . . 80,000,000
7 3/4% Series Due 2025 (the "2025 Series"). . . . . . . . . . . 65,000,000
8 7/8% Series Due 2021 (the "2021 Series"). . . . . . . . . . . 50,000,000
     8% Series Due 2022 (the "2022 Series") . . . . . . . . . . 55,000,000

     Under the Original Indenture, as heretofore supplemented, any new series of bonds may at any time be established by the Board of Directors of the Company and certain terms and provisions thereof may be described by an appropriate supplemental indenture.

     The Company proposes to create under the Indenture, as heretofore supplemented and as supplemented hereby, a new series of Bonds to be designated
First Mortgage Bonds,                           % Series Due (the "Series").

     Under the Original Indenture, as heretofore supplemented, the Company and the Trustees may enter into a supplemental indenture for the purpose of modifying any of the provisions of the Original Indenture, as previously supplemented, provided such modification does not impair any of the rights of the then holders of outstanding Bonds or of the Trustees.

     All conditions and requirements necessary to authorize the execution, delivery and recording of this Supplemental Indenture and to make it a valid, binding and legal instrument have been met, performed and fulfilled.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and the Individual Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable consideration the receipt whereof is hereby acknowledged, it is hereby covenanted, declared and agreed by and between the parties hereto, for the benefit of those who shall hold the Bonds and coupons, or any of them, issued or to be issued under the Indenture, as follows:

                                   PART I

                  DESCRIPTION OF BONDS OF        SERIES

     SECTION 1.  The Bonds of     Series shall, subject to the provisions of
Section 1 of Article II of the Original Indenture, to be designated as "First
Mortgage Bonds,    % Series Due       " of the Company and shall be executed,
authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture as supplemented. The
signatures of the officers executing the Bonds of       Series on behalf of the
Company and attesting to the facsimile of its corporate seal thereon may be facsimile.

     The Bonds of      Series shall be registered Bonds without coupons of the
denominations of $1,000 and any multiple of $1,000, appropriately numbered. The
Bonds of       Series shall mature              , and shall bear interest at the
rate of   % per annum, payable semi-annually on the first day of           and
the first day of          in each year (each such          and          being
hereinafter called an "interest payment date" commencing         ). The Bonds of
        Series shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable (as well the interest and the principal thereof) at the agency of the Company in the Borough of Manhattan, The City of New York.

     The interest so payable on any interest payment date shall be paid to the
persons in whose names the Bonds of     Series are registered at the close of
business on the last business day (hereinafter called "record date") which is more than fourteen days prior to such interest payment date, a business day being any day that is not a day on which banks in The City of New York are authorized by law to close; except that if the Company shall default in the payment of any interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Bonds of Series are registered on the date of payment of such defaulted interest.

     Except as provided hereinafter and in Section 10 of Article II of the
Original Indenture, every Bond of    Series shall be dated as of the date of
its authentication and delivery or, if that is an
interest payment date, the next day, and shall bear interest from the interest
payment date next preceding its date or         , 19  , whichever is later.
Notwithstanding Section 6 of Article II of the Original Indenture and except
as provided in Section 10 of such Article II, any Bond of         Series
authenticated and delivered by the Trustee after the close of business on the record date with respect to any interest payment date and prior to such interest payment date shall be dated as of the day next following such interest payment date and shall bear interest from such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date, such Bond shall bear interest from the next preceding interest payment date to which interest has been paid or, if no interest has been paid
on such Bond, from        , 19  .

     SECTION 2.  The Bonds of       Series and the Trustee's authentication
certificate shall be substantially in the following forms, respectively:

                             [FORM OF BOND]

                       THE POTOMAC EDISON COMPANY
          (Incorporated under the laws of the State of Maryland
                    and the Commonwealth of Virginia)

                           FIRST MORTGAGE BOND,
                              % SERIES DUE

No. R. ....................                             $...................

     THE POTOMAC EDISON COMPANY, a corporation organized and existing under the laws of the State of Maryland and the Commonwealth of Virginia (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby
promises to pay to             or registered assigns, the sum of
ollars, on the        day of          , in any coin or currency of the United
States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the
   day of          or          next preceding the date of this Bond at the rate
of     percent (    %) per annum, payable semi-annually, on the       days of
       and        in each year until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in
the Indenture hereinafter mentioned. The interest so payable on any          or
         will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Bond is registered at the close of business on
the last business day which is more than fourteen days prior to such          or
        . Principal of, premium (if any) and interest on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York.

     The provisions of this Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth in this place.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Chemical Bank, as Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, The Potomac Edison Company has caused a facsimile of its corporate seal and the facsimile signatures of its duly authorized officers to be hereto affixed.

     Dated:

                           THE POTOMAC EDISON COMPANY


                           By ..............................................
                                                President
Attest:


 .................................
           Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

     This Bond is one of the Bonds, of the series designated therein, described
in the within-mentioned Indenture and             Supplemental Indenture.


                            CHEMICAL BANK,
                            as Trustee,


                            By ..........................................
                                            Authorized Officer


                           [FORM OF REVERSE OF BOND]

     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of October 1, 1944, executed by the Company to Chemical Bank & Trust Company, as Trustee (said indenture being herein called the "Indenture"), under which Indenture Chemical Bank (herein called the "Trustee") is successor Trustee and under which Indenture Thomas J. Foley is individual trustee (herein called the "Individual Trustee", the Trustee and Individual Trustee being herein collectively called the "Trustees"), by virtue of the Fifty-sixth Supplemental Indenture dated as of May 31, 1974, to which Indenture and all indentures supplemental thereto (including without limitation the Fifteenth Supplemental Indenture dated as of April 1, 1951, the Twenty-eighth

Supplemental Indenture dated as of May 1, 1957, the Thirty-seventh
Supplemental Indenture dated as of March 1, 1964, the Fortieth Supplemental Indenture dated as of May 1, 1966, the Fifty-fifth Supplemental Indenture dated as of May 31, 1974, the Seventy-sixth Supplemental Indenture dated as of June 1, 1989, the Seventy-eighth Supplemental Indenture dated as of June 1, 1990, the Eighty-first Supplemental Indenture dated as of August 1, 1991, the Eighty-second Supplemental Indenture dated as of December 1, 1991, the Eighty-fourth Supplemental Indenture dated as of December 1, 1992, the Eighty-fifth Supplemental Indenture dated as of February 1, 1993, the Eighty-sixth
Supplemental Indenture dated as of March 1, 1993 and the           Supplemental
Indenture hereinafter referred to) reference is hereby made for a description of the properties transferred and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustees with respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 75% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 75% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modifications or alterations, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one
of a series designated as the "First Mortgage Bonds,   % Series Due         "
of the Company, issued under and secured by the Indenture and all indentures supplemental thereto and described in an indenture supplemental thereto
(herein called the "        Supplemental Indenture"), dated as of          ,
19  , executed by the Company to the Trustees.

     [The Bonds of this Series are subject to redemption at any time or times
(a) upon application as provided in the Indenture, as supplemented, of moneys included in the trust estate, at a Special Redemption Price of 100% of the principal amount so redeemed, or (b) as a whole or in part, at the applicable percentage of their principal amount set forth below under "Regular Redemption Price" for the periods indicated:]

If redeemed                               If redeemed
   during               Regular             during            Regular
12 months             Redemption           12 months        Redemption
 beginning              Price              beginning           Price


together, in each case, with accrued interest to the redemption date; all subject to the conditions and as more fully set forth in the Indenture and
the             Supplemental Indenture and to the conditions that redemptions of the Bonds of this Series during each 12-month period beginning

April 30 at the Special Redemption Price pursuant to the method specified in (a) above may not exceed the greater of (a) 1% of the aggregate principal amount
($          ) of the Bonds of this Series originally issued or (b) the lowest percentage so redeemed (zero, if none are redeemed) of Bonds of any other series then redeemable during such period relative to the respective aggregate principal amount of Bonds of such series originally issued.

     Notice of any such redemption shall be mailed by the Company, by first class mail, postage prepaid, not less than thirty and not more than sixty days prior to the date of redemption, to the owner of this Bond at such owner's address as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the registered owner hereof, in person or by a duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner by exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid or stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     SECTION 3.  Until Bonds of       Series in definitive form are ready for
delivery, the Company may execute, and upon its request in writing the Trustee
shall authenticate and deliver, in lieu thereof, Bonds of      Series in
temporary form, as provided in Section 9 of Article II of the Original
Indenture. Such Bonds of      Series in temporary form may, in lieu of the
statement of the specific redemption prices required to be set forth in such Bonds in definitive form, include a reference to this Supplemental Indenture for a statement of such redemption prices.

                                  PART II
                       ISSUE OF BONDS OF      SERIES

     SECTION 1.  The principal amount of Bonds of      Series which may be
authenticated and delivered hereunder is not limited.

     SECTION 2.  Bonds of      Series for the aggregate principal amount of
    Million Dollars ($     ,000,000), being the initial issue of Bonds of
Series, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereto) to or upon the order of the designated officer or officers of the Company, upon compliance by the Company with the appropriate provisions and requirements of Articles III and XVIII of the Original Indenture.


                                  PART III

                                 REDEMPTION

     SECTION 1.  The Bonds of      Series shall be redeemable as set forth in
the form of Bond of       Series included in Section 2 of Part I hereof and in
accordance with Article V of the Original Indenture.

     SECTION 2.  In case the Company shall desire to exercise its right to
redeem Bonds of                Series, notice of redemption shall be mailed
by the Company, by first class mail postage prepaid, not less than thirty days and not more than sixty days prior to the date of redemption, to the owners of the Bonds to be redeemed, as a whole or in part, at their addresses as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it. In any case, failure duly to give notice by mail, or defect in the notice, to the owner of any such Bond shall not affect the validity of the proceedings for the redemption of any other Bond.


                                  PART IV

                          COVENANTS AND CONSENTS

     Notwithstanding that the Bonds of the 1987 Series no longer are outstanding, the covenants contained in Section 3 of Part V of the aforesaid Twenty-eighth Supplemental Indenture shall remain in full force and effect.
No vote of holders of Bonds of         Series shall be required under the
proviso in said Section 3.

                                   PART V

                                THE TRUSTEES

     The Trustee and the Individual Trustee each hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, and upon the following terms and conditions:

     Neither the Trustee nor the Individual Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

                                   PART VI

                           MISCELLANEOUS PROVISIONS

     For all purposes hereof, all terms contained in this Supplemental Indenture shall, except as the context may otherwise require or as provided herein, have the meanings given to such terms in Article I of the Original Indenture.

     The Supplemental Indentures may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, said The Potomac Edison Company has caused this Supplemental Indenture to be executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal to be attested by its Secretary or one of its Assistant Secretaries; and said Chemical Bank, as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal to be attested by its Secretary or one of its Assistant Secretaries; and said
Thomas J. Foley, as Individual Trustee as aforesaid, in evidence of his acceptance of the trust hereby created, has hereunto set his hand and seal;
all as of the           day of         , One thousand nine hundred and         .

                       THE POTOMAC EDISON COMPANY

                       By .................................................
                                           Vice President

[SEAL]
Attested:

 .................................................
       Assistant Secretary

Signed, sealed and delivered by
 The Potomac Edison Company in
 the presence of:

 .................................................
             As Witness

 .................................................
             As Witness

                           CHEMICAL BANK,
                           As Trustee as aforesaid,

                           By .................................................
                                                Vice President

Attested:

 .................................................
        Assistant Secretary

Signed, sealed and delivered
 by Chemical Bank in the
 presence of:

 .................................................
             As Witness

                           By .................................................
                                              THOMAS J. FOLEY
                                     As Individual Trustee as aforesaid

Signed, sealed and delivered
 by Thomas J. Foley in the
 presence of:

 .................................................
As Witness

STATE OF MARYALND
COUNTY OF WASHINGTON, to wit:

     I, a Notary Public of the State of Maryland, in and for the County of
Washington, do certify that on this       day of          in the year 19
before me, the subscriber, personally appeared                 , a Vice
President of THE POTOMAC EDISON COMPANY, a corporation, who signed the writing
above, bearing date as of the     day of        , 19  , for said corporation,
and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and notarial seal this   day of             , 19  .

                               ..........................................
                                              Notary Public

[NOTARIAL SEAL]


STATE OF NEW YORK
COUNTY OF NEW YORK, to wit:

     I, a Notary Public of the State of New York, in and for the County of New
York, do certify that on this     day of               in the year 19   before
me, the subscriber, personally appeared,              , a Vice President of
CHEMICAL BANK, a corporation, who signed the writing above, bearing date as of
the     day of         , 19 , for said corporation, and has this day in my said
County, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and notarial seal this        day of            , 19  .


                                ..........................................
                                               Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK
COUNTY OF NEW YORK, to wit:

     I, a Notary Public of the State of New York, in and for the County of New
York, do certify that on this         day of            in the year 19   before
me, the subscriber, personally appeared                     , known to me to be
the person who signed the writing above, bearing date as of the      day of
     , 19   , and has this day in my said County, before me, acknowledged the said writing to be his act and deed.

     Given under my hand and notarial seal this    day of              , 19  .

                                 ..........................................
                                               Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK   }
COUNTY OF NEW YORK  }     ss.:

                                 , of full age, being duly sworn according to
law, on his oath deposes and says: that CHEMICAL BANK, a corporation organized and existing under the laws of the State of New York, is the Trustee named in
the foregoing Supplemental Indenture, dated as of             , 19  ; that
deponent is a Vice President of said Trustee, and, as such Vice President, had charge of the execution and delivery on behalf of said Trustee of said Supplemental Indenture and is the agent of said Trustee for the purpose of perfecting the same and that the consideration in said Supplemental Indenture is true and bona fide as therein set forth.

                               ..........................................
                                              Vice President

Subscribed and sworn to before me
this   day of             , 19  .